UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.           Submission of Matters to a Vote of Security Holders.

                On December 12, 2017, Spherix Incorporated (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected Robert J. Vander Zanden, Anthony Hayes, Tim S. Ledwick and Eric Weisblum as directors of the Company, (ii) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) approved, on a non-binding, advisory basis, the Company’s executive compensation, and (iv) approved, on a non-binding, advisory basis, the frequency of one year for the Company to hold advisory votes on its executive compensation. Stockholders of record at the close of business on November 1, 2017 were entitled to one vote for each share of common stock, ten/nineteenths votes per share of Series D Convertible Preferred Stock (as converted, one vote for each of 2,487 shares of common stock) and ten/nineteenths votes per share of Series D-1 Convertible Preferred Stock (as converted, one vote for each of 439 shares of common stock) held.  On November 1, 2017, there were 6,235,898 shares of common stock issued and outstanding, 4,725 shares of Series D Convertible Preferred Stock issued and outstanding and 834 shares of Series D-1 Convertible Preferred Stock issued and outstanding, of which 3,670,855 were represented at the Meeting, or approximately 57.91 % of the total outstanding, which was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Robert J. Vander Zanden, Anthony Hayes, Tim S. Ledwick and Eric Weisblum were elected to serve until the 2017 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Vander Zanden	534,559	40,494	3,095,802
Anthony Hayes	526,900	48,153	3,095,802
Tim S. Ledwick	533,512	41,541	3,095,802
Eric Weisblum	534,362	40,691	3,095,802

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,346,762	37,524	286,569	-

Proposal No. 3 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
291,714	263,859	19,480	3,095,802

Proposal No. 4 – Approval, by non-binding advisory vote, on the frequency of advisory votes on the Company’s executive compensation

The frequency of one year for future advisory votes on the Company’s executive compensation was approved. The voting results were as follows:

3 Years	2 Years	1 Year	Abstentions
212,219	38,488	305,827	18,519

A copy of the press release issued by the Company with respect to the Meeting is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated December 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: December 13, 2017	By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer